EXHIBIT (2)(a)

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “VERSITY INVESTCO, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF MARCH, A.D. 2022, AT 9:57 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “VERSITY INVESTCO, LLC”.

6684437 8100H SR# 20221077400	Authentication: 202957620 Date: 03-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware SecretarF• of State Division of Corporations Delivered 09:57 PM 03117/2022 FILED 09:57 PM 03/17/2022 SR 20221055619 - File Number 6684437	STATE OF DELAWARE CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is                 Versity InvestCo, LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 1201 N. Orange St., Suite 7044 (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is  Sorensen Entity Services LLC

By:
Name:	Chris Sorensen Print or Type